EMPOWERING patent OWNERS, REWARDING INVENTION

FOR RELEASE
October 25, 2018

Contact:
Investors:
Hayden IR
Rob Fink, 646-415-8972
actg@haydenir.com

or
Media:
Sloane & Company
Joe Germani / Kristen Duarte, 212-486-9500
jgermani@sloanepr.com / kduarte@sloanepr.com

ACACIA RESEARCH REPORTS
THIRD QUARTER FINANCIAL RESULTS

Renewed Focus on Patent Business Yields Encouraging Results

Newport Beach, Calif. - (BUSINESS WIRE) - October 25, 2018 - Acacia Research Corporation(1) ("Acacia" or "the Company") (Nasdaq: ACTG) today reported results for the three months ended September 30, 2018.

Statements from Alfred V. Tobia Jr. and Clifford Press

“We took immediate steps to safeguard and enhance Acacia’s corporate assets,” commented Director Alfred V. Tobia Jr. “Cash has been consolidated, verified, and secured in a short-term liquidity program at Morgan Stanley. We addressed critical pending issues in the patent portfolio, resulting in $13.7 million in third quarter revenue, with another $25 million in revenue realized in the fourth quarter already. The appointment of Marc Booth as Chief IP Officer was the first step in rebuilding what we believe is a very viable business.”

Clifford Press, Director, added, “Simultaneously, we carefully evaluated Acacia’s legacy liabilities and its investment risk and established a reserve of approximately $3 million, net of litigation releases, in the third quarter. Consistent with our previous statements, we reduced the holdings in Veritone at our earliest opportunity, selling one million shares at $10.44 per share and registering the remaining 3.1 million shares held by Acacia. During the quarter, we appointed independent directors to the Boards of Veritone and Miso Robotics who we believe are highly qualified and will judiciously manage these investments going forward.”

Business Update

Mr. Tobia added, “We have completed an analysis of the performance of Acacia’s underlying patent business since the regulatory and other changes in the post-2012 period. Excluding the two ‘marquee’ transactions that were not consistent with the ongoing strategy, Acacia’s portfolio of 20 investments produced very substantial returns. We expect to be able to demonstrate this investment record to shareholders in a subsequent presentation. We are evaluating capital allocation opportunities to our patent business. It operates in a severely dislocated market - one which is capable of providing significant uncorrelated returns to tactical investors. With a reduced cost structure and rebuilt IP team, we are well-positioned to capitalize on this upside optionality.”

Governance Update

“As a result of the work done during the quarter, we believe Acacia is now a clean, attractive asset with a strong legacy business,” added Mr. Press. “We are now in a position to attract a Board comprised of highly talented and capable directors who are well qualified in the requisite fields. We retained Korn Ferry in August and they are well along in the search and we look forward to announcing significant additions to the Board. We plan to continue to engage with holders during this search process.”

“We are extremely grateful to the current team at Acacia, led by our Chief IP Officer Marc Booth, for rising to the occasion and operating the business without disruption. Marc had a prior 12-year career at Acacia, and he has hit the ground running and is working with us to assemble a dynamic and highly qualified new team. Acacia’s long-standing corporate counsel at Stradling has been exceptional, providing comprehensive legal support and guidance. The team at Morgan Stanley quickly helped us establish appropriate cash management facilities and facilitate trades. We owe a special debt of gratitude to Allen Bradley who has provided steady advice on governance and corporate operations.”

Third Quarter Financial Summary:

•	Cash and short-term investments totaled $143.4 million as of September 30, 2018, as compared to $136.6 million as of December 31, 2017.

•
GAAP and non-GAAP results for the third quarter of 2018 included an unrealized loss on our equity investment in Veritone, Inc. ("Veritone") (Nasdaq: VERI) totaling $22.4 million, as compared to a net unrealized gain of $159.0 million in the comparable prior year quarter. During the third quarter of 2018, Acacia sold one million shares of Veritone for $10.4 million, and realized a loss of $5.5 million from the sale.

•
Total general and administrative expenses, excluding non-cash stock compensation charges totaled $6.1 million in the third quarter of 2018, compared to $5.9 million in the prior quarter. Total general and administrative expenses in the third quarter of 2018 included $3.2 million in non-recurring and non-operational charges, including proxy-related expenses of $1.0 million and $2.2 million in costs related to severance for former officers. Adjusted for these non-recurring and non-operational charges, total general and administrative expenses totaled $2.9 million

•	Total proxy related costs for the nine months ended September 30, 2018 were $4.2 million.

Conference Call:

A conference call is scheduled for today. The Acacia Research presentation will start at 4:30 PM (EDT) / 1:30 PM (PDT).

To listen to the presentation by phone, dial (800) 239-9838 for callers in the U.S. and Canada, and (323) 994-2087 for international callers, both of whom will need to enter the conference ID 1228224 when prompted.

There will be a live webcast hosted by NASDAQ that will be available for 30 days and may be accessed at Acacia’s website here: http://acaciaresearch.com/events/.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.  This earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges and non-cash patent amortization charges.  Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period. Additional information regarding these non-GAAP measures is available in previously disclosed SEC filings.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The table below titled “Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income (Loss) and EPS (In thousands, except share and per share data)” provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
Due to uncertainties related to our ability to utilize certain deferred tax assets in future periods, we have recorded a full valuation allowance against our net deferred tax assets for the periods presented herein. Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of the full valuation allowance recorded for net operating loss and foreign tax credit related tax assets generated during the periods. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented. Accordingly, there are no income tax effects related to our adjustments to arrive at our non-GAAP measures included herein.
______________________________________________

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is an industry leader in patent licensing and partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions and the success of our investments.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues	$13,725	$36,633	$82,303	$61,944
Operating costs and expenses:
Cost of revenues:
Inventor royalties	1,181	—	24,166	4,939
Contingent legal fees	2,949	12,173	19,745	16,036
Other patent acquisition costs	—	—	4,000	—
Litigation and licensing expenses - patents	1,231	4,073	6,106	14,593
Amortization of patents	4,952	5,625	15,560	16,711
General and administrative expenses	6,089	12,715	16,566	26,365
Other expenses - business development	84	241	577	994
Impairment of patent-related intangible assets and other	—	2,248	29,210	2,248
Other expense	2,202	—	2,202	—
Total operating costs and expenses	18,688	37,075	118,132	81,886
Operating loss	(4,963)	(442)	(35,829)	(19,942)
Other income (expense):
Gain on conversion of loans and accrued interest	—	—	—	2,671
Gain on exercise of Primary Warrant	—	—	—	4,616
Change in fair value of investment, net	(22,377)	158,979	(52,127)	146,281
Realized loss on sale of investment	(5,539)	—	(5,539)	—
Equity in earnings (losses) of investee	—	(116)	—	(130)
Other income	321	164	796	1,423
Total other income (expense)	(27,595)	159,027	(56,870)	154,861
Income (loss) before provision for income taxes	(32,558)	158,585	(92,699)	134,919
Provision for income taxes	(306)	(216)	(782)	(2,935)
Net income (loss) including noncontrolling interests in subsidiaries	(32,864)	158,369	(93,481)	131,984
Net (income) loss attributable to noncontrolling interests in subsidiaries	(331)	96	(179)	399
Net income (loss) attributable to Acacia Research Corporation	$(33,195)	$158,465	$(93,660)	$132,383

Net income (loss) attributable to common stockholders - basic and diluted	$(33,195)	$158,326	$(93,660)	$132,142
Basic and diluted income (loss) per common share	$(0.67)	$3.13	$(1.87)	$2.62
Weighted average number of shares outstanding, basic	49,557,748	50,554,234	50,080,234	50,462,990
Weighted average number of shares outstanding, diluted	49,557,748	50,599,974	50,080,234	50,684,725

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

GAAP net income (loss)	$(33,195)	$158,465	$(93,660)	$132,383
Non-cash stock compensation (excluding Profits Interests related non-cash stock compensation)	566	1,272	1,791	4,833
Non-cash patent amortization	4,952	5,625	15,560	16,711
Impairment of patent-related intangible assets and other	—	2,248	29,210	2,248
Pro forma non-GAAP net income (loss)(2)	$(27,677)	$167,610	$(47,099)	$156,175
Pro forma non-GAAP net loss per common share - diluted(3)	$(0.56)	$3.32	$(0.94)	$3.10
GAAP weighted-average shares — diluted	49,557,748	50,499,248	50,080,234	50,416,611

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$109,562	$136,604
Short-term investments	33,848	—
Accounts receivable	10,572	153
Prepaid expenses and other current assets	3,121	2,938
Total current assets	157,103	139,695
Investment at fair value	36,648	104,754
Investment - other	8,195	2,195
Patents, net of accumulated amortization	18,147	61,917
Other assets	183	207
	$220,276	$308,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,067	$7,956
Royalties and contingent legal fees payable	7,193	1,601
Total current liabilities	16,260	9,557

Other liabilities	1,874	3,552
Total liabilities	18,134	13,109
Total stockholders’ equity	202,142	295,659
	$220,276	$308,768

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in subsidiaries	$(32,864)	$158,369	$(93,481)	$131,984
Adjustments to reconcile net income (loss) including noncontrolling interests in subsidiaries to net cash provided by (used in) operating activities:
Gain on conversion of loans and accrued interest	—	—	—	(2,671)
Gain on exercise of Primary Warrant	—	—	—	(4,616)
Change in fair value of investment, net	22,377	(158,979)	52,127	(146,281)
Realized loss on sale of investment	5,539	—	5,539	—
Depreciation and amortization	4,955	5,646	15,582	16,780
Non-cash stock compensation	(10)	9,453	172	13,068
Impairment of patent-related intangible and other assets	—	2,248	29,210	2,248
Other	(193)	125	(506)	(473)
Changes in assets and liabilities:
Accounts receivable	(4,943)	13,945	(5,877)	26,450
Prepaid expenses and other assets	388	600	(183)	(874)
Accounts payable and accrued expenses	191	(1,554)	1,052	(6,608)
Royalties and contingent legal fees payable	2,428	10,397	3,864	5,916

Net cash provided by (used in) operating activities	(2,132)	40,250	7,499	34,923

Cash flows from investing activities:
Sale of investment	10,440	—	10,440	—
Investments in Investees	—	—	(7,000)	(31,514)
Advances to Investee	—	—	—	(4,000)
Purchase of available-for-sale investments	(15,988)	(93,533)	(65,883)	(424,945)
Maturities and sales of available-for-sale investments	17,108	91,113	32,508	386,920

Net cash provided by (used in) investing activities	11,560	(2,420)	(29,935)	(73,539)

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	—	—	(4,634)	—
Repurchased restricted common stock	(222)	—	(229)	(35)
Proceeds from exercises of stock options	206	31	257	680

Net cash (used in) provided by financing activities	(16)	31	(4,606)	645

Increase (decrease) in cash and cash equivalents	9,412	37,861	(27,042)	(37,971)

Cash and cash equivalents, beginning	100,150	63,220	136,604	139,052

Cash and cash equivalents, ending	$109,562	$101,081	$109,562	$101,081

Footnotes:

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Due to uncertainties related to our ability to utilize certain deferred tax assets in future periods, we have recorded a full valuation allowance against our net deferred tax assets for the periods presented herein. Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of the full valuation allowance recorded for net operating loss and foreign tax credit related tax assets generated during the periods. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented. Accordingly, there are no income tax effects related to our adjustments to arrive at our non-GAAP measures included herein.

(3) Calculated based on pro forma non-GAAP net income (loss) attributable to common stockholders - diluted, not shown.